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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: January 26, 2005

                              ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED PARTNERSHIP


                              By: Lawrence A. Totsky*
                                  ----------------------------------------------


                              ANDREW A. ZIEGLER


                              Andrew A. Ziegler*
                              --------------------------------------------------


                              CARLENE MURPHY ZIEGLER


                              Carlene Murphy Ziegler*
                              --------------------------------------------------


                              *By: /s/ Lawrence A. Totsky
                                   ---------------------------------------------
                                   Lawrence A. Totsky
                                   Chief Financial Officer of Artisan Investment Corporation
                                   Attorney-in-Fact for Andrew A. Ziegler
                                   Attorney-in-Fact for Carlene Murphy Ziegler

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